EXHIBIT 99.1

Adept Technology Names Robert Cain as CEO

Dulchinos Resigns

PLEASANTON, Calif., Feb. 24, 2013 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent robots and autonomous mobile solutions and services, today announced that its Board of Directors has appointed Rob Cain as President and Chief Executive Officer succeeding John Dulchinos, who has resigned as President and Chief Executive Officer and as a director of the Company.

As new CEO, Mr. Cain, 47, brings to the company over 25 years of experience in the high tech and capital equipment industries combined with a mechanical engineering and graduate business education. He has been a key figure in the turnaround and return to double digit growth of multiple companies, most recently at Telanetix as COO and prior to that at Avure Technologies as the SVP of Operations. He is also a Hale Capital Partners Operating Partner. Working with Adept over the past several months in an advisory capacity, Mr. Cain has been a primary architect of the restructuring plan adopted by the company and now leads the corporate vision towards an increased emphasis on profitable growth in both its traditional markets and the new exciting mobile business.

"Rob came to our attention because of his strong execution skills, his proven ability to lead top performing teams and his track record in driving shareholder value," said Mike Kelly, Adept's Chairman. "We have been impressed by his emphasis on a culture of accountability and execution as well as a vision for top and bottom line growth, developing internal talent while reaching outside for new skills. Additionally, his straightforward style and relentless positive energy is the kind of leadership we want at Adept."

Cain stated, "Adept is one of the world's great automation companies and a global brand, with a proud history of innovation, outstanding talent and market leading positions in many of its product lines and services. It's an honor to join its leadership team and have the opportunity to build on its success. Our future is focused on profitable growth, and increasing our market share through the development of innovative products and services that add value to our customers. Adept's employees are some of the brightest minds in the automation business and have delivered solutions to many of the world's leading companies. I look forward to serving with them," Cain went on to say.

Mike Kelly added, "John Dulchinos was very passionate about the business and we sincerely wish him success in his next business endeavor."

About Adept Technology, Inc.

Adept is a global, leading provider of intelligent robots and autonomous mobile solutions and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing, and logistical processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms with autonomous capabilities, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaging, Medical, Disk Drive/Electronics, and Solar; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

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Forward-Looking Statements

This press release contains forward-looking statements including, without limitation, statements about our restructuring, expectations for revenues and cash flow, market share and product development opportunities in our core markets and potential new markets. Such statements are based on current expectations and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks and uncertainties that are difficult to predict. The Company's actual results could differ materially from those expressed in forward-looking statements for a variety of reasons. For a discussion of these risk factors relating to Adept's business, see Adept's SEC filings, including the Company's annual report on Form 10-K for the fiscal year ended June 30, 2012, which includes the discussion in sections entitled Management's Discussion and Analysis of Financial Condition and Results of Operations and Risk Factors.

CONTACT: Press and Industry Analysts:
         Glenn Hewson
         Adept Technology, Inc.
         858 699 3909 (voice)
         925 960 0452 (fax)
         glenn.hewson@adept.com

         Financial Analysts:
         Michael Schradle, Chief Financial Officer
         Adept Technology, Inc.
         925 245 3400 (voice)
         Fax: 925 245 3510 (fax)
         investor.relations@adept.com